Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of South Hertfordshire United Kingdom Fund, Ltd. (the “Partnership”) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Mackenzie, as a director for ntl Directors Limited, the Corporate Director of NTL Fawnspring Limited, the general partner of the Partnership, and Robert Gale, as a director for ntl Directors Limited, the Corporate Director of NTL Fawnspring Limited, the general partner of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ ROBERT MACKENZIE
Name:	Robert Mackenzie
Title:	Director of ntl Directors Limited
Corporate Director of NTL Fawnspring Limited,
the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*
Date:	March 31, 2005

/s/ ROBERT GALE
Name:	Robert Gale
Title:	Director of ntl Directors limited
Corporate Director of NTL Fawnspring Limited,
the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*
Date:	March 31, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934.

*            The Partnership has no Chief Executive Officer or Chief Financial Officer. Robert Mackenzie and Robert Gale are directors of ntl Directors Limited, which is a corporate director of NTL Fawnspring Limited, the general partner of the Partnership.